UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2010

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive
Wilmington, MA 01887
 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700
 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                   Regulation FD Disclosure.

On June 24, 2010, Implant Sciences Corporation (“Implant Sciences” or the “Company”) issued a press release announcing the matters described in Item 8.01 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.                   Other Events.

As announced in March 2009, the Company issued 1,000,000 shares of Series E Convertible Preferred Stock (the “Preferred Stock”) to Evans Analytical Group, LLC (“Evans”), in settlement of certain litigation concerning the 2007 sale of substantially all of the assets of the Company’s Accurel Systems subsidiary. The Preferred Stock had an aggregate liquidation preference of $5,000,000. The Preferred Stock was subject to cancellation, without further consideration and without liability to the Company, under certain conditions related to the Company’s continued cooperation in the pursuit (as controlled and funded by Evans and its counsel) of certain claims against a former officer of both the Company and Accurel related to the Accurel acquisition, including the outcome of such litigation.

Effective June 21, 2010, Evans and the Company’s former officer settled such litigation and the Company and such former officer settled additional claims against one another. In the global settlement agreement, Evans confirmed and acknowledged that (i) the Preferred Stock had been cancelled automatically and (ii) Evans had no further claim to the Preferred Stock. Accordingly, the Preferred Stock has been cancelled and is of no further force or effect.

A copy of the Company’s press release is attached as Exhibit 99.1.

Item 9.01.                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                        Description

99.1	Press Release of Implant Sciences Corporation dated June 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By: /s/ Glenn D. Bolduc
Glenn D. Bolduc
Chief Executive Officer

Date: July 9, 2010

EXHIBIT INDEX

Exhibit No.                        Description

99.1	Press Release of Implant Sciences Corporation dated June 24, 2010.